UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2019

BLACK RIDGE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Black Ridge Oil & Gas, Inc.

110 North 5th Street, Suite 410

Minneapolis, MN 55403

(Address of Principal Executive Offices) (Zip Code)

(952) 426-1241

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	BRACU	The NASDAQ Stock Market LLC
Common Stock	BRAC	The NASDAQ Stock Market LLC
Rights	BRACR	The NASDAQ Stock Market LLC
Warrants	BRACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 26, 2019, Black Ridge Acquisition Corp. (“BRAC”) entered into a letter agreement (“Letter Agreement”) with Simon Equity Development, LLC (“Simon”), an indirectly wholly-owned subsidiary of Simon Property Group, Inc., and Allied Esports Media, Inc., a party to BRAC’s previously announced proposed business combination (“Business Combination”). The Letter Agreement sets forth the parties’ intention to provide for purchases by Simon of common stock of BRAC (and the use of proceeds related thereto) and for the companies to work together to bring esports experiences to Simon’s mall locations across the United States. Pursuant to the Letter Agreement, the parties will now use their respective commercially reasonable efforts to negotiate a definitive set of agreements governing the terms set forth in the Letter Agreement.

Assuming a definitive agreement relating to the purchase obligation of Simon is executed, Simon is expected to purchase $5,000,000 of newly issued shares of common stock of BRAC from BRAC upon the closing of the Business Combination at a price equal to the per share amount in BRAC’s trust account; however, the dollar amount of newly issued shares will be reduced by the dollar amount Simon spends, at Simon’s sole option, purchasing shares of common stock of BRAC in open market or privately negotiated transactions. Pursuant to the Letter Agreement, Simon would agree not to convert any shares purchased in the open market or in privately negotiated transactions at the BRAC meeting of stockholders called to approve the Business Combination.

Pursuant to the Letter Agreement, at the closing of Business Combination, Simon would be issued (a) one (1) additional share of BRAC common stock for every ten (10) shares purchased by Simon and (b) five-year warrants to purchase one (1) share of BRAC common stock at $11.50 per share for every two (2) shares of BRAC purchased by Simon. The terms of the warrants will be the same as BRAC’s public warrants. Pursuant to the Letter Agreement, BRAC would be required to file a registration statement with the SEC within 30 days following closing of the Business Combination to register the resale of any securities purchased by Simon that are not already registered and cause such registration statement to become effective within certain agreed upon periods of time.

Since the Letter Agreement requires definitive documentation to be negotiated and executed between the parties governing the terms of the Letter Agreement, there can be no assurance that Simon will actually purchase any BRAC shares or that they will advance the plan to bring esports experiences to Simon mall locations across the United States. Moreover, if Simon does purchase shares of BRAC, it may be on terms different than those described above.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2019

BLACK RIDGE ACQUISITION CORP.

By:	/s/ Ken DeCubellis
Name: Ken DeCubellis
Title: Chairman and Chief Executive Officer

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